Viscount Appoints New CEO

VANCOUVER, British Columbia -- Viscount Systems, Inc. (“Viscount”) (OTCQB:VSYS), a software company specializing in physical and logical security solutions, announced today the resignation of Dennis Raefield as President, CEO and Secretary of the Company. The Board of Directors has appointed Scott Sieracki, who has been the Vice President of Sales, to the position of Interim CEO in accordance with existing succession and growth plans for the Company. The Board’s Transition Committee, comprising three directors, will work closely with Mr. Sieracki (assisted by Mr. Raefield, who will remain as a Director) to continue to evaluate alternatives for the full-time role.

“This transition comes at a time when Viscount, under Mr. Raefield’s leadership, has transformed from a company with a vision to a company that is poised to become a market leader,” stated the Company’s Chairman, Ned L. Siegel. “On behalf of the Board of Directors, I want to thank Mr. Raefield for his leadership and service to the Company and its shareholders. We look forward to the next phase of Viscount’s growth as a game-changing and leading technology provider of access control systems,” added Ambassador Siegel.

Mr. Sieracki has experienced an accomplished career in the physical security industry, demonstrating a strategic, growth-oriented approach to management with a unique focus on disruptive technologies such as those possessed by Viscount. Prior to joining the Company, Mr. Sieracki worked as Vice President of Sales for IDV Solutions, Inc., an enterprise risk visualization company, Vice President of Sales for Quantum Secure, Inc., a security and identity technology company, Director of Sales North America for Software House, a Tyco International company, and President and co-founder of Open Options, a provider of open architecture-based access control systems.

“We are very excited to turn over the reins to Scott at a crucial juncture in our corporate evolution, and we have the utmost confidence in his ability to execute the next phase of our growth strategy,” stated Ambassador Siegel.

Mr. Sieracki commented, “It is my privilege to assume interim leadership of Viscount Systems, and I appreciate the vote of confidence from the Board of Directors. My belief in the Company has never been stronger due to its disruptive technology, long-term strategy, and future prospects, and I am humbled and excited to play a critical role in realizing this future potential.”

Mr. Siegel and Mr. Sieracki will host a conference call to further detail the components of the transition plan and take questions from analysts and investors. Details for the conference call will be forthcoming.

Additional Viscount Resources:
Freedom Access Control
White Paper: Rethink Access Control

Viscount Company Overview
Article: Leveraging IT for Access Control

About Viscount
Viscount is the leading provider of next-generation, IT-centric access control and identity management applications. Viscount’s Freedom application platform allows seamless unification of the physical and digital security worlds by replacing discrete, self-contained systems with an integrated security offering that is sophisticated enough to protect today’s critical business assets and flexible enough to keep up with the evolving IT infrastructures of government and private organizations. For more information please visit: www.viscount.com.

Safe Harbor Statement
Forward looking statements: This press release and other statements by Viscount Systems, Inc. may contain forward-looking statements with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," or similar expressions.

Contact
Allison Monat / Elizabeth Barker
viscount@kcsa.com
212-682-6300